As filed with the Securities and Exchange Commission on September 30, 1994
                                                  Registration Number 33-
                                                                         ----

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                             ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                 51-0283071
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification Number)

                               Park Avenue Plaza
                           New York, New York  10055
                                 (212) 752-1356
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              Robert M. Hart, Esq.
                   Senior Vice President and General Counsel
                             Alleghany Corporation
                               Park Avenue Plaza
                           New York, New York  10055
                                 (212) 752-1356
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:
                             Linda E. Ransom, Esq.
                        Donovan Leisure Newton & Irvine
                              30 Rockefeller Plaza
                           New York, New York  10112
                                 (212) 632-3350
                                 --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                              --------------


                      CALCULATION OF REGISTRATION FEE

  ========================================================================
                      PROPOSED     PROPOSED
  TITLE OF EACH                     MAXIMUM        MAXIMUM       AMOUNT
    CLASS OF           AMOUNT      OFFERING       AGGREGATE        OF
  SECURITIES TO         TO BE        PRICE        OFFERING    REGISTRATION
  BE REGISTERED      REGISTERED    PER UNIT*       PRICE*          FEE
  ------------------------------------------------------------------------
    Common Stock,
     par value $1.00
     per share         212,757      $145.50    $30,956,143.50  $10,674.53
  =======================================================================

    * Estimated for the sole purpose of computing the registration fee. Pursuant to Securities Act Rule 457(c), the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of September 26, 1994.

              THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL, PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1994


    PROSPECTUS


                                212,757 SHARES

                             ALLEGHANY CORPORATION

                                 COMMON STOCK


                        This Prospectus relates to 212,757 shares (the
              "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Alleghany Corporation ("Alleghany"), which are presently outstanding and are being offered for the accounts of certain stockholders of Alleghany named herein under "Selling Stockholders" (the "Selling Stockholders"). Alleghany will not receive any of the proceeds from the sale of such Shares.

                        The Common Stock of Alleghany is listed on the New
              York Stock Exchange under the trading symbol "Y." On September 29, 1994, the reported last sale price of the Common Stock of Alleghany on the New York Stock Exchange was $145.75.

                        The Shares offered by this Prospectus may be
              offered and sold by the Selling Stockholders from time to time in one or more open market transactions on the New York Stock Exchange, in negotiated transactions, or otherwise (or in any combination of such methods of sale), in each case at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Accordingly, sales prices and proceeds to the

              Selling Stockholders will depend upon price fluctuations and the manner of sale. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, brokerage commissions or similar fees from the Selling Stockholders in amounts which may vary from transaction to transaction. The Selling Stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders have advised Alleghany that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares. See "Plan of Distribution" and "Selling Stockholders."

                        Alleghany has agreed to pay certain costs and
              expenses in connection with the registration of the Shares being offered hereby, estimated at $33,000; however, all other expenses incident to the disposition by each Selling Stockholder of the Shares held by him or her, including brokerage commissions, shall be borne by such Selling Stockholder. See "Selling Stockholders."

                                     --------------

                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                    SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                      EXCHANGE COMMISSION OR ANY STATE SECURITIES
                    COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                                 IS A CRIMINAL OFFENSE.

                                     --------------


                    The date of this Prospectus is November   , 1994.

                                  AVAILABLE INFORMATION

                        Alleghany is subject to the informational require-
              ments of the Securities Exchange Act of 1934, as amended
              (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Alleghany with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission in New York (Seven World Trade Center, 13th floor, New York, New York 10048), and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials also may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be inspected at the offices of the New York Stock Exchange, Inc. (20 Broad Street, New York, New York 10005).

                        Alleghany has filed with the Commission a Registra-
              tion Statement on Form S-3 (of which this Prospectus is a part) under the Securities Act with respect to the Shares being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which been omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement, instrument or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement, instrument or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.


                     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                        The following documents filed with the Commission
              by Alleghany (File No. 1-9371) are incorporated herein by reference and made a part hereof:

                   (1) Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, which incorporates by reference certain portions of
                        (i) Alleghany's 1993 Annual Report to Stockholders, including financial statements, notes thereto and accompanying information, and (ii) Alleghany's Proxy Statement dated March 28, 1994 and the Supplement thereto dated April 7, 1994, relating to its Annual Meeting of Stockholders held on April 22, 1994;

                   (2) Alleghany's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and

                   (3) the description of the Common Stock of Alleghany contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, which incorporates by reference certain portions of Alleghany's Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to the (i) Restated Certificate of Incorporation of Alleghany, as amended, and (ii) By-Laws of Alleghany, as amended, filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement of which this Prospectus is a part, and any amendment or report filed for the purpose of updating that description.

                        All documents filed by Alleghany pursuant to
              Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.

                        Any statement contained herein or in a document
              incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        Alleghany hereby undertakes to provide without
              charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all documents that have been incorporated by reference in this Prospectus, other than exhibits to any such documents unless such exhibits themselves are specifically incorporated by reference in such document. Such requests should be directed to the Secretary of Alleghany Corporation, Park Avenue Plaza, New York, New York 10055, telephone
              (212) 752-1356.

                                  ALLEGHANY CORPORATION

                        Alleghany Corporation ("Alleghany") was
              incorporated in 1984 under the laws of the State of Delaware. In December 1986, Alleghany succeeded to the business of its parent company, Alleghany Corporation, a Maryland corporation incorporated in 1929, upon the parent company's liquidation.

                        Alleghany's principal executive offices are located
              at Park Avenue Plaza, New York, New York 10055 and its telephone number is (212) 752-1356. Alleghany is engaged, through its subsidiaries Chicago Title and Trust Company, Chicago Title Insurance Company, Security Union Title Insurance Company and Ticor Title Insurance Company and their subsidiaries, in the sale and underwriting of title insurance and in certain other financial services businesses.
              Alleghany is also engaged, through its subsidiary Underwriters Reinsurance Company, in the property and casualty reinsurance business. In addition, Alleghany is engaged through its subsidiary Sacramento Savings Bank ("Sacramento Savings") in retail banking, and, through its subsidiaries World Minerals Inc., Celite Corporation and Harborlite Corporation and their subsidiaries, in the industrial minerals business. Alleghany conducts a steel fastener importing and distribution business through its Heads and Threads division.

                        On May 18, 1994, Alleghany entered into a Stock
              Purchase Agreement with First Interstate Bank of California, the principal subsidiary of First Interstate Bancorp, providing for the sale by Alleghany to First Interstate Bank of California of Sacramento Savings and an ancillary company, for a cash purchase price of $331 million, subject to adjustment. As part of the transaction, Alleghany will purchase certain real estate and real estate-related assets of Sacramento Savings (to the extent not sold to third parties prior to the closing) at their book value as of the closing. At April 30, 1994, such assets had a book value of about $132 million. The closing, which is subject to customary legal conditions and approvals by federal and California state banking authorities, is expected to take place in the fourth quarter of 1994.

                                     USE OF PROCEEDS

                        Alleghany will not receive any of the proceeds from
              sales of the Shares being offered hereby. See "Selling Stockholders" for a list of those persons who will receive the proceeds from such sales.

                                  SELLING STOCKHOLDERS

                        The Shares being offered hereby were issued to the
              Selling Stockholders in connection with the acquisition by Alleghany of Montag & Caldwell Associates, Inc., an investment counseling firm owned by the Selling Stockholders. Pursuant to the acquisition agreement, Alleghany agreed to use its reasonable best efforts to register the Shares. The acquisition agreement also provides that the expenses incurred in connection with the registration of the Shares (including, without limitation, registration fees, printing or document reproduction expenses, and fees and expenses of Alleghany's counsel and accountants) are to be borne by Alleghany, and all other expenses incident to the disposition by each Selling Stockholder of the Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) are to be borne by such Selling Stockholder. In addition, Alleghany has agreed to indemnify the Selling Stockholders against liability arising out of or due to actual or alleged material misstatements or omissions in the Registration Statement of which this Prospectus is a part (other than liability arising from information supplied by a Selling Stockholder expressly for use in the Registration Statement), and the Selling Stockholders severally (on a pro rata basis according to the number of Shares owned by each Selling Stockholder and offered hereby) and not jointly have agreed to indemnify Alleghany against liability arising from actual or alleged material misstatements or omissions in such Registration Statement which arise out of or are due to material misstatements or omissions in the information supplied by the Selling Stockholders expressly for use in such Registration Statement.

                        The following table sets forth the names of the
              Selling Stockholders, their positions, offices or other material relationships with Montag & Caldwell Associates, Inc. and the number of Shares owned by them and offered hereby. Except with respect to their ownership of the common stock of Montag & Caldwell Associates, Inc. prior to the acquisition and except as set forth below, none of the Selling Stockholders has had a material relationship with Alleghany or any of its predecessors or affiliates within the past three years. Except for the Shares listed below, none of the Selling Stockholders beneficially owns any shares of Alleghany Common Stock. As of the date hereof, no Selling

              Stockholder beneficially owns one percent or more of the Common Stock of Alleghany, and the number of shares of such Common Stock any Selling Stockholder will own after the completion of this offering cannot be determined.


                                         Position, office,
                                         or other material
                                         relationship with
                                         Montag & Caldwell      Number of
              Selling Stockholder       Associates, Inc.(1)    Shares owned
              -------------------       -------------------    ------------

              Solon P. Patterson      Chairman of the Board       40,546
                                      and Chief Executive
                                      Officer

              Ronald E. Canakaris     Director, President and     40,546
                                      Chief Investment
                                      Officer

              David F. Seng           Director, Executive         10,136
                                      Vice President and
                                      Chief Operating Officer

              David F. Seng           Not Applicable               9,731
              Individual Retirement
              Account (2)

              Janet B. Bunch          Vice President              13,380

              Janet B. Bunch          Not Applicable                810
              Individual Retirement
              Account (2)

              Elizabeth C. Chester    Vice President              11,758

              Jane R. Davenport       Vice President                810

              Charlotte F. Fox        Vice President               4,054

              Charlotte F. Fox        Not Applicable              12,163
              Individual Retirement
              Account (2)

              Richard W. Haining      Vice President              18,245

              Richard W. Haining      Not Applicable               1,621
              Individual Retirement
              Account (2)

              Grover C. Maxwell III   Vice President               8,109

              Carolyn Sue Tyson       Secretary and Treasurer      8,514

              Carolyn Sue Tyson       Not Applicable              11,352
              Individual Retirement
              Account (2)

              William A. Vogel        Vice President              18,955

              Homer W. Whitman, Jr.   Vice President               2,027

              (1) Each Selling Stockholder holds the same office with Montag & Caldwell, Inc., a wholly owned subsidiary of Montag & Caldwell Associates, Inc., and held the same offices with both companies prior to the acquisition (except for (i) Carolyn Sue Tyson, who was a director of both Montag & Caldwell Associates, Inc. and Montag & Caldwell, Inc. prior to the acquisition but not thereafter, and (ii) David F. Seng, who became a director of both Montag & Caldwell Associates, Inc. and Montag & Caldwell, Inc. at the time of the acquisition).

              (2) Shares held in an Individual Retirement Account are held for the benefit of the Selling Stockholder whose name appears in the account title.

                                  PLAN OF DISTRIBUTION

                        The Shares offered by this Prospectus may be
              offered and sold by the Selling Stockholders from time to time in one or more open market transactions on the New York Stock Exchange, in negotiated transactions, or otherwise (or in any combination of such methods of sale), in each case at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Accordingly, sales prices and proceeds to the Selling Stockholders will depend upon price fluctuations and the manner of sale. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, brokerage commissions or similar fees from the Selling Stockholders in amounts which may vary from transaction to transaction. The Selling

              Stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. See "Selling Stockholders." The Selling Stockholders have advised Alleghany that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares.

                                      LEGAL OPINION

                        The validity of the Shares being offered hereby has
              been passed upon for Alleghany by Donovan Leisure Newton & Irvine, 30 Rockefeller Plaza, New York, New York 10112.

                                         EXPERTS

                        The consolidated financial statements and financial
              statement schedules of Alleghany and subsidiaries included in or incorporated by reference in Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants given on their authority as experts in auditing and accounting. Such reports refer to the adoption by Alleghany of the provisions of Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and No. 109, "Accounting for Income Taxes" at December 31, 1993 and in 1992, respectively.

         NO DEALER, SALESMAN OR OTHER PERSON
    HAS BEEN AUTHORIZED TO GIVE ANY
    INFORMATION OR TO MAKE ANY REPRESENTATIONS
    IN CONNECTION WITH THIS OFFERING OTHER
    THAN THOSE CONTAINED IN OR INCORPORATED BY
    REFERENCE IN THIS PROSPECTUS AND, IF GIVEN
    OR MADE, SUCH INFORMATION OR
    REPRESENTATIONS MUST NOT BE RELIED UPON AS
    HAVING BEEN AUTHORIZED BY ALLEGHANY
    CORPORATION. THIS PROSPECTUS DOES NOT              212,757 SHARES
    CONSTITUTE AN OFFER TO SELL OR A
    SOLICITATION OF AN OFFER TO BUY ANY OF
    THESE SECURITIES IN ANY JURISDICTION TO               ALLEGHANY
    ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE            CORPORATION
    SUCH OFFER OR SOLICITATION IN SUCH
    JURISDICTION.  NEITHER THE DELIVERY OF
    THIS PROSPECTUS NOR ANY SALE MADE                   COMMON STOCK
    HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
    CREATE AN IMPLICATION THAT THERE HAS BEEN
    NO CHANGE IN THE AFFAIRS OF ALLEGHANY
    CORPORATION AND ITS SUBSIDIARIES SINCE THE
    DATE HEREOF OR THAT THE INFORMATION HEREIN
    IS CORRECT AS OF ANY TIME SUBSEQUENT TO
    ITS DATE.
                  -------------

                 TABLE OF CONTENTS

                                         Page
    Available Information............      3              PROSPECTUS

    Incorporation of Certain
       Documents by Reference........      3

    Alleghany Corporation............      6

    Use of Proceeds..................      6

    Selling Stockholders.............      7

    Plan of Distribution.............      9

    Legal Opinion....................     10

    Experts..........................     10

                                                       November   , 1994

                                      PART II


                       INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                        The following are the expenses payable by Alleghany
              in connection with the offering of the Shares described in this Registration Statement, all of which are estimated except for the registration fee:

              Securities and Exchange Commission
                 registration fee                      $10,674.53
              Legal fees and expenses                  $12,000.00
              Accounting fees and expenses             $10,000.00
              Miscellaneous expenses                   $   325.47
                                                       ----------

                 TOTAL                                 $33,000.00
                                                       ==========


                        All other expenses incident to the disposition by
              each Selling Stockholder of the Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) are to be borne by such Selling Stockholder.

              ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                        Alleghany is a Delaware corporation.  Reference is
              made to Section 145 of the Delaware General Corporation Law as to indemnification by Alleghany of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                        Article Tenth of Alleghany's Restated Certificate
              of Incorporation, as amended (which Restated Certificate of

              Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Alleghany's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Alleghany's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

                        The directors and officers of Alleghany are covered
              by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

              ITEM 16. EXHIBITS.

                        The documents listed hereunder are filed as
              exhibits hereto.

              Exhibit Number          Description
              --------------          -----------

                   3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's
                                      Quarterly Report on Form 10-Q for the
                                      quarter ended June 30, 1988, is
                                      incorporated herein by reference.

                   3.2 By-Laws of Alleghany as amended July 1, 1992, filed as Exhibit 3.02 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, is incorporated herein by reference.

                   2.1 Agreement and Plan of Merger dated as of April 29, 1994 among Montag & Caldwell Associates, Inc., Alleghany Acquisition Corporation, Alleghany and the Shareholders of Montag & Caldwell Associates, Inc. (the "Montag & Caldwell Acquisition Agreement"), filed as Exhibit 10.1(a) to Alleghany's Quarterly Report on Form 10-Q for the quarter ended
                                      March 30, 1994, is incorporated
                                      herein by reference.

                   2.2 List of Contents of Exhibits to the Montag & Caldwell Acquisition
                                      Agreement, filed as Exhibit 10.1(b)
                                      to Alleghany's Quarterly Report on
                                      Form 10-Q for the quarter ended
                                      March 30, 1994, is incorporated
                                      herein by reference.

                   5                  Opinion and Consent of Donovan
                                      Leisure Newton & Irvine.

                   23.1 Consent of Donovan Leisure Newton & Irvine (included in Exhibit 5 hereto).

                   23.2               Consent of KPMG Peat Marwick LLP.

                   28 Information from reports furnished to state regulatory authorities by Underwriters Reinsurance Company and Commercial Underwriters Insurance
                                      Company, filed as Exhibit 28 to
                                      Alleghany's Annual Report on
                                      Form 10-K for the year ended
                                      December 31, 1993, is incorporated
                                      herein by reference.

              ITEM 17.  UNDERTAKINGS.

                   (a)  The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) to include any prospectus required by
                   section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                             (ii) to reflect in the prospectus any facts or
                   events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

                             (iii) to include any material information with
                   respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       SIGNATURES

                        Pursuant to the requirements of the Securities Act
              of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 30th day of September, 1994.

                                         ALLEGHANY CORPORATION


                                         By: /s/ John J. Burns, Jr.
                                            ------------------------------
                                              John J. Burns, Jr.
                                              President


                        Pursuant to the requirements of the Securities Act
              of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Date:  September 30, 1994     By: /s/ John J. Burns, Jr.
                                               ---------------------------
                                                 John J. Burns, Jr.
                                                 President and Director
                                                 (principal executive
                                                 officer)


              Date:  September 30, 1994     By: /s/ Dan R. Carmichael
                                               ---------------------------
                                                 Dan R. Carmichael
                                                 Director


              Date:  September 30, 1994     By: /s/ David B. Cuming
                                               ---------------------------
                                                 David B. Cuming
                                                 Senior Vice President
                                                 (principal financial
                                                 officer)


              Date:  September 30, 1994     By: /s/ Allan P. Kirby, Jr.
                                               ---------------------------
                                                 Allan P. Kirby, Jr.
                                                 Director


              Date:  September 30, 1994     By: /s/ F.M. Kirby
                                               ---------------------------
                                                 F.M. Kirby
                                                 Chairman of the Board
                                                 and Director

              Date:  September 30, 1994     By: /s/ William K. Lavin
                                               ---------------------------
                                                 William K. Lavin
                                                 Director


              Date:  September 30, 1994     By: /s/ Peter R. Sismondo
                                               ---------------------------
                                                 Peter R. Sismondo
                                                 Vice President, Controller
                                                 and Assistant Secretary
                                                 (principal accounting
                                                 officer)


              Date:  September 30, 1994     By: /s/ John E. Tobin
                                               ---------------------------
                                                 John E. Tobin
                                                 Director


              Date:  September 30, 1994     By: /s/ James F. Will
                                               ---------------------------
                                                 James F. Will
                                                 Director


              Date:  September 30, 1994     By: /s/ Paul F. Woodberry
                                               ---------------------------
                                                 Paul F. Woodberry
                                                 Director


              Date:  September 30, 1994     By: /s/ S. Arnold Zimmerman
                                               ---------------------------
                                                 S. Arnold Zimmerman
                                                 Director

                                     INDEX TO EXHIBITS



              Exhibit Number          Description
              --------------          -----------

              3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's
                                      Quarterly Report on Form 10-Q for the
                                      quarter ended June 30, 1988, is
                                      incorporated herein by reference.

              3.2 By-Laws of Alleghany as amended July 1, 1992, filed as Exhibit 3.02 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, is incorporated herein by reference.

              2.1 Agreement and Plan of Merger dated as of April 29, 1994 among Montag & Caldwell Associates, Inc., Alleghany Acquisition Corporation, Alleghany and the Shareholders of Montag & Caldwell Associates, Inc. (the "Montag & Caldwell Acquisition Agreement"), filed as Exhibit 10.1(a) to Alleghany's Quarterly Report on Form 10-Q for the quarter ended
                                      March 30, 1994, is incorporated
                                      herein by reference.

              2.2 List of Contents of Exhibits to the Montag & Caldwell Acquisition
                                      Agreement, filed as Exhibit 10.1(b)
                                      to Alleghany's Quarterly Report on
                                      Form 10-Q for the quarter ended
                                      March 30, 1994, is incorporated
                                      herein by reference.

              5                       Opinion and Consent of Donovan
                                      Leisure Newton & Irvine.

              23.1 Consent of Donovan Leisure Newton & Irvine (included in Exhibit 5 hereto).

              23.2                    Consent of KPMG Peat Marwick LLP.

              28 Information from reports furnished to state regulatory authorities by Underwriters Reinsurance Company and Commercial Underwriters Insurance
                                      Company, filed as Exhibit 28 to
                                      Alleghany's Annual Report on
                                      Form 10-K for the year ended
                                      December 31, 1993, is incorporated
                                      herein by reference.